Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, John A. Labate, Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2009 of Golden Star Resources Ltd. that:

(1) The Annual Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained and incorporated by reference in the Annual Report on Form 10-k fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ John A. Labate
John A. Labate Senior Vice President and Chief Financial Officer February 24, 2010